EXHIBIT 10.65

GEORGE E. COLE ®	No. 9-REC
LEGAL FORMS	April 1996

STORE LEASE

CAUTION: Consult a lawyer before using or acting under this form. Neither the publisher nor the seller of this form makes any warranty with respect thereto, including any warranty of merchantability or fitness for a particular purpose.

Above Space for Recorder’s use only

TERM OF LEASE
BEGINNING	ENDING

See Paragraph 4 of the Rider attached hereto & made a part hereof	Ten (10) years after Lease Commencement Date per Paragraph 4 of the Rider

MONTHLY RENT	DATE OF LEASE	LOCATION OF PREMISES

See Paragraph 20 of the Rider attached hereto	December 1, 2008	2130 West North Avenue
Chicago, Illinois
1st Floor Commercial Space [approximately 5,250 square feet] comprised of a Commercial Parcel and a Parking Area Parcel, both of which are defined terms in the Operating Declaration, and both of which are depicted in the Plat of Survey attached to the recorded Condominium Declaration, which legal instruments were provided to Lessee for its review prior to the entry into this Lease.

Purpose:
Banking and Lending Institution,
or, in the context of an assignment of this Lease — retail and/or office uses

	LESSEE (aka Tenant)		LESSOR (aka Landlord)

NAME	Midwest Bank and Trust Company	NAME	2150 I Corporation

ADDRESS	501 West North Avenue	ADDRESS	1811 W. North Ave. Suite 401B

CITY	Melrose Park, Illinois 60160	CITY	Chicago, Illinois 60622

TELEPHONE:	708-865-2500	TELEPHONE:	773-486-5536
In consideration of the mutual covenants and agreements herein stated, Lessor hereby leases to Lessee and Lessee hereby leases from Lessor solely for the above purpose the premises designated above (the “Premises”), together with the appurtenances thereto. for the above Term.

LEASE COVENANTS AND AGREEMENTS
1. RENT. Lessee shall pay Lessor or Lessor’s agent as rent for the Premises the sum stated above, monthly in advance, until termination of this lease, at Lessor’s address stated above or such other address as Lessor may designate in writing.
2. WATER, GAS AND ELECTRIC CHARGES. Lessee will pay, in addition to the rent above specified, all water rents, gas and electric light and power bills taxed, levied or charged on the Premises, for and during the time for which this lease is granted and in case said water rents and bills for gas. Electric light and power shall not be paid when due, Lessor shall have the right to pay the same, which amounts so paid, together with any sums paid by Lessor to keep the Premises in a clean and healthy condition, as herein specified, are declared to be so much additional rent and payable with the installment of rent next due thereafter. The utilities, other than water, are to be separately metered. The Lessor represents that those meters have been or will be installed by Lessor.
3. SUBLETTING; ASSIGNMENT. The Premises shall not be sublet in whole or in part to any person other than Lessee, and
Lessee shall not assign this lease without, in each case, the consent in writing of Lessor first had and obtained which consent shall not be unreasonably withheld or delayed; nor permit to take place by any act or default of himself or any person within his control any transfer by operation of law of Lessee’s interest created hereby; nor offer for lease or sublease the Premises, nor any portion thereof, by placing notices or signs of “To Let,” or any other similar sign or notice in any place, nor by advertising the same in any newspaper or place or manner whatsoever without, in each case, the consent in writing of Lessor first had and obtained which consent shall not be unreasonably withheld. If Lessee, or anyone or more of the Lessees, if there be more than one, shall make an assignment for the benefit of creditors, or shall be adjudged a bankrupt, Lessor may terminate this lease, and in such event Lessee shall at once pay Lessor a sum of money equal to the entire amount of rent reserved by this lease for the then unexpired portion of the term hereby created, as liquidated damages. This Paragraph is clarified / revised to accommodate assignments by Lessee to affiliates and to permit transfers by Lessee due to merger.
4. LESSEE NOT TO MISUSE. Lessee will not permit any unlawful or immoral practice, with or without his knowledge or consent, to be committed or carried on in the Premises by himself or by any other person. Lessee will not allow the Premises to be used for any purpose that will increase the rate of insurance thereon, nor for any purpose other than that hereinbefore specified. Lessee will not keep or use or permit to be kept or used in or on the Premises or any place contiguous thereto any flammable fluids or explosives, without the written permission of Lessor first had and obtained. Lessee will not load floors beyond the floor load rating prescribed by applicable municipal ordinances. Lessee will not use or allow the use of the Premises for any purpose whatsoever that will injure the reputation of the Premises or of the building of which they are a part.
5. CONDITION ON POSSESSION. Lessee has examined and knows the condition of the Premises and has received the same in good order and repair, and acknowledges that no representations as to the condition and repair thereof, and no agreements or promises to decorate, alter, repair or improve the Premises, have been made by Lessor or his agent prior to or at the execution of this lease that are not herein expressed.
6. REPAIRS AND MAINTENANCE. Lessee shall keep the Premises and appurtenances thereto in a clean, sightly and healthy condition, and in good repair, all according to the statutes and ordinances in such cases made and provided, and the directions of public officers thereunto duly authorized, all at his own expense, and shall yield the same back to Lessor upon the termination of this lease, whether such termination shall occur by expiration of the term, or in any other manner whatsoever, in the same condition of cleanliness, repair and sightliness as at the date of the execution hereof, reasonable wear and tear excepted. Lessee shall make all necessary repairs and renewals upon Premises and replace broken globes, glass and fixtures with material of the same size and quality as that broken and shall insure all glass in windows and doors of the Premises at his own expense. If, however, the Premises shall not thus be kept in good repair and in a clean, sightly and healthy condition by Lessee, as aforesaid, Lessor may enter the same, himself or by his agents, servants or employees, without such entering causing or constituting a termination of this lease or an interference with the possession of the Premises by Lessee, and Lessor may replace the same in the same condition of repair, sightliness, healthiness and cleanliness as existed at the date of execution hereof, and Lessee agrees to pay Lessor, in addition to the rent hereby reserved, the expenses of Lessor in thus replacing the Premises in that condition. Lessee shall not cause or permit any waste, misuse or neglect of the water, or of the water, gas or electric fixtures. Lessee shall not be required to repair or replace structural components of the premises, any exterior components of the premises, nor be responsible for the replacement or major repair of any utility system.
7. ACCESS TO PREMISES. Lessee shall allow Lessor or any person authorized by Lessor free access to the Premises for the purpose of examining or exhibiting the same, or to make any repairs or alterations thereof which Lessor may see fit to make, and Lessee will allow Lessor to have placed upon the Premises at all times notices of “For Sale” and “For Rent”, and Lessee will not interfere with the same; provided, however, such activity by the Lessor shall not interfere with the business of Lessee. Notwithstanding the above to the contrary: security needs of the Lessee will not allow the Lessor to have pass keys. [However, Lessee nevertheless agrees to provide access to Lessor for purposes of showing the Premises to prospective new tenants in those circumstances in which Lessee has: (a) vacated/abandoned the Premises; and/or (b) failed to timely exercise its renewal option.
8. NON-LIABILITY OF LESSOR. Except as provided by Illinois statute, Lessor shall not be liable to Lessee for any damage or injury to him or his property occasioned by the failure of Lessor to keep the Premises in repair, and shall not be liable for any injury done or occasioned by wind or by or from any defect of plumbing, electric wiring or of insulation thereof, gas pipes, water pipes or steam pipes, or from broken stairs, porches, railings or walks, or from the hacking up or any sewer pipe or down-spout, or from the bursting, leaking or running of any tank, tub, washstand, water closet or waste pipe, drain, or any other pipe or tank in, upon or about the Premises or the building of which they are a part nor from the escape or steam or hot water from any radiator, it being agreed that said radiators are under the control of Lessee, , , nor for any damage or injury arising from any act, omission or negligence of co-tenants or of other persons, occupants of the same building or of adjoining or contiguous buildings or of owners of adjacent or contiguous property, , all claims for any such damage or injury being hereby expressly waived by Lessee.
9. RESTRICTIONS (SIGNS, ALTERATIONS, FIXTURES). Lessee shall not attach, affix or exhibit or permit to be attached, affixed or exhibited, except by Lessor or his agent, any articles of permanent character or any sign, attached or detached, with any writing or printing thereon, to any window, floor, ceiling, door or wall in any place in or about the Premises, or upon any of the appurtenances thereto, without in each case the written consent of Lessor first had and obtained, which consent shall not be unreasonably withheld; and shall not commit or suffer any waste in or about said premises; and shall make no changes or alterations in the Premises by the erection of partitions or the papering of walls, or otherwise, without the consent in writing of Lessor, which consent shall not be unreasonably withheld; and in case Lessee shall affix additional locks or bolts on doors or window, or shall place in the Premises lighting fixtures or any fixtures of any kind, without the consent of Lessor first had and obtained, such locks, bolts and fixtures shall remain for the benefit of Lessor, and without expense of removal or maintenance to Lessor. Lessor shall have the privilege of retaining the expense if he desires. If he does not desire to retain the same, he may remove and store the same, and Lessee agrees to pay the expense of removal and storage thereof. The provisions of this paragraph shall not however apply to Lessee’s trade fixtures, equipment and movable furniture. Notwithstanding any other provisions in this Lease (including any riders, exhibits or addenda hereto), the Lessor’s consent as to proposed signage by Lessee shall be within Lessor’s sole and absolute and unfettered discretion.
10. HEAT. Intentionally Deleted.
11. FIRE AND CASUALTY. In case the Premises shall be rendered untenantable by fire, explosion or other casualty, and Lessor estimates that the repairs will take longer than 120 days, then either Lessor or Lessee shall be entitled to terminate the Lease upon written notice to the other. Lessor will notify Lessee of estimated repair time in writing within 30 days following the casualty. If the casualty occurs within the final 6 months of the Lease term(s), then Lessee shall have the right to terminate the Lease.
12. TERMINATION; HOLDING OVER. At the termination of the term of this lease, by lapse of time or otherwise, Lessee will yield up immediate possession of the Premises to Lessor, in good condition and repair, loss by fire and ordinary wear excepted, and will return the keys therefor to Lessor at the place of payment of rent. If Lessee retains possession of the Premises or any part thereof after the termination of the term by lapse of time or otherwise, then Lessor may at its option within thirty days after termination of the term serve written notice upon Lessee that such holding over constitutes either (a) renewal of this lease for one year, and from year to year thereafter, 15% rental (computed on an annual basis) specified in Section I, or (b) creation of a month to month tenancy, upon the terms of this lease except at double the monthly rental specified in Section 1, or (c) creation of a tenancy at sufferance, at a per day rental amount equal to 1.5 times more than the most recently effective lease rental amount, for the time Lessee remains in possession. If no such written notice is served then a tenancy at sufferance with rental as stated at (c) shall have been created. Lessee shall also pay to Lessor all damages sustained by Lessor resulting from retention of possession by Lessee. The provisions of this paragraph shall not constitute a waiver by Lessor of any right of re-entry as hereinafter set forth; nor shall receipt of any rent or any other act in apparent affirmance of tenancy operate as a waiver of the right to terminate this lease for a breach of any of the covenants herein.
13. LESSOR’S REMEDIES. If Lessee shall vacate or abandon the Premises or permit the same to remain vacant or unoccupied for a period of thirty (30 calendar days, and same is coupled with the non-payment of the rent reserved hereby, or any part thereof, or a material breach of another covenant in this lease contained, then Lessee’s right to the possession of the Premises thereupon shall terminate. The acceptance of rent (WHICH IS LESS THAN THE FULL AMOUNT(S) DUE), whether in a single instance or repeatedly, after it falls due, or after knowledge of any breach hereof by Lessee, or the giving or making of any notice or demand, whether according to any statutory provision or not, or any act or series of acts except an express written waiver, shall not be construed as a waiver of Lessor’s rights to act (WITH notice and demand), or of any other right hereby given Lessor, or as an election not to proceed under the provisions of this lease. Nowithstanding the above to the contrary, while there is no written notice required or cure period afforded for monetary late payments, by contrast, as to non-monetary defaults, thirty (30) calendar days shall be provided to allow Lessee to cure any non-monetary default — EXCEPT however in those instances where Lessee’s non-monetary default would pose a dangerous and hazardous condition and/or involve a remediation of a more urgent nature.
14. RIGHT TO RELET. If Lessee’s right to the possession of the Premises shall be terminated in any way, the Premises, or any part thereof, may, but need not (except as provided by Illinois statute and as provided by the common law duty to mitigate damages), be relet by Lessor, for the account and benefit of Lessee, for such rent and upon such terms and to such person or persons and for such period or periods as may seem fit to the Lessor, but Lessor shall not be required to accept or receive any tenant offered by Lessee, nor to do any act whatsoever or exercise any diligence whatsoever, in or about the procuring of any care or diligence by Lessor in the reletting thereof; and if a sufficient sum shall not be received from such reletting to satisfy the rent hereby reserved, after paying the expenses of reletting and collection, including commissions to agents, and including also expenses of redecorating. Lessee agrees to pay and satisfy all deficiency; but the acceptance of a tenant by Lessor, in place of Lessee, “hall not operate as a cancellation hereof, nor to release Lessee from the performance of any covenant, promise or agreement herein contained, and performance by any substituted tenant by the payment of rent, or otherwise, shall constitute only satisfaction pro tanto of the obligations of Lessee arising hereunder.
15. COSTS AND FEES. Each party shall be obligated for its own costs, charges and expenses, including fees of attorneys, agents and others retained by such party, incurred in enforcing any of its rights under this lease or in any litigation, negotiation or transaction.
16. CONFESSION OF JUDGMNET. Intentionally Deleted.
17. LESSOR’S LIEN. [Intentionally deleted.]
18. REMOVAL OF OTHER LIENS. In event any lien upon Lessor’s title results from any act or neglect of Lessee, and Lessee fails to remove, or initiate actions to cause the removal of, said lien within ten days after Lessor’s notice to do so, Lessor may remove the lien by paying the full amount thereof or otherwise and without any investigation or contest of the validity thereof, and Lessee shall pay Lessor upon request the amount paid out by Lessor in such behalf, including Lessor’s costs, expenses and counsel fees.
19. REMEDIES NOT EXCLUSIVE. The obligation of Lessee to pay the rent reserved hereby during the balance of the term hereof, or during any extension hereof, shall not be deemed to be waived, released or terminated, by the service of any five-day notice, other notice to collect, demand for possession, or notice that the tenancy hereby created will be terminated on the date therein named, the institution of any action of forcible detainer or ejectment or any judgment for possession that may be rendered in such action, or any other act or acts resulting in the termination of Lessee’s right to possession of the Premises. The Lessor may collect and receive any rent due from Lessee, and payment OF LESS THAN THE FULL AMOUNT(S) DUE or receipt thereof shall not waive or affect any such notice, demand, suit or judgment, or in any manner whatsoever waive, affect, change, modify or alter any rights or remedies which Lessor may have by virtue hereof, EXCEPT AS THE PARTIES MAY OTHERWISE EXPRESSLY AGREE TO IN WRITING.
20. NOTICES. Notices may be served on either party, at the respective addresses given at the beginning of this lease, either (a) by delivering or causing to be delivered a written copy thereof, or (b) by sending a written copy thereof by United States certified or registered mail, postage prepaid, addressed to Lessor or Lessee at said respective addresses in which event the notice shall be deemed to have been served at the time the said notice is accepted, or not accepted, as applicable. Notices that have any legal import shall also be copied in like manner to the respective attorneys for both parties, to wit: Stephen Malato, of Hinshaw & Culbertson, for Lessee; and John Lovestrand, of Palmisano & Lovestrand, for Lessor.
21. MISCELLANEOUS.
(a) Provisions typed on this lease and all riders attached to this lease and signed by Lessor and Lessee are hereby made a part of this lease.
(b) [Intentionally deleted; not applicable].
(c) All covenants, promises, representations and agreements herein contained shall be binding upon, apply and inure to the benefit of Lessor and Lessee and their respective heirs, legal, successors and assigns.
(d) The rights and remedies hereby created are cumulative and the use of one remedy shall not be taken to exclude or waive the right to the use of another.
(e) The words “Lessor” and “Lessee” wherever used in this lease shall be construed to mean Lessors or Lessees in all cases where there is more that one Lessor or Lessee, and to apply to individuals, male or female, or to firms or corporations, as the same may be described as Lessor or Lessee herein, and the necessary grammatical changes shall be assumed in each case as though fully expressed. If there is more than one Lessee the warrant of’ attorney in paragraph 16 is given and severally and shall authorize the entry of appearance or, and waiver of issuance of process and trial by jury by, and confession of judgment against any one or more of such Lessees, and shall authorize the performance of every other act in the name of and on behalf of anyone or more of such Lessees.
22. SEVERABILITY. If any clause, phrase, provision or portion of this lease or the application thereof to any person or circumstance shall be invalid, or unenforceable under applicable law, such evel1t shall not affect, impair or render invalid or unenforceable the remainder of this lease nor any other clause, phrase, provision or portion hereof, nor shall it affect the application of any clause, phrase, provision or portion hereof to other persons or circumstances.
23. RIDER. The Rider attached hereto is incorporated herein by reference as though more full made a part hereof. In the event of any inconsistency between the above and foregoing terms and provisions of this form Store Lease and the Rider attached hereto, the Rider (including any Exhibit(s) attached thereto) shall supersede and control. The Store Lease and the Rider shall sometimes hereinafter be collectively referred to as the “Lease”.
WITNESS the hands of the parties hereto, as of the Date of Lease stated above.

LESSEE (aka Tenant):	LESSOR (aka Landlord):

Midwest Bank and Trust Company, an Illinois banking corporation	2150 I Corporation, an Illinois corporation
By:	By:

Bruno P. Costa	Jakub Kosiba
Its: Executive Vice President	Its: Treasurer
ASSIGNMENT BY LESSOR
to be completed & signed if and when applicable
On this                                         , 20                     , for value received, Lessor hereby transfers, assigns and sets over to                                                             , all right, title and interest in and to the above Lease and the rent thereby reserved, except rent due and payable prior to                                         , 20                    .

RIDER
TO STORE LEASE DATED DECEMBER 1, 2008, FOR APPROXIMATELY 5,250 SQUARE FEET OF THE COMMERCIAL PARCEL & PARKING AREA PARCEL SITUATED WITHIN THE PREMISES COMMONLY KNOWN AS 2130 WEST NORTH AVENUE, CHICAGO, ILLINOIS, BY AND BETWEEN 2150 I CORPORATION, AN ILLINOIS CORPORATION, LESSOR (AKA LANDLORD), AND MIDWEST BANK AND TRUST COMPANY, AN ILLINOIS BANKING CORPORATION, AS LESSEE (AKA TENANT).
     1. If there is any conflict between the provisions in this Rider and the provisions in the Lease to which this Rider is attached, the provisions in this Rider shall supersede and control.
     2. Lessee, at its own expense, shall promptly comply with all statutes, ordinances, rules, regulations, orders and requirements of all governmental bodies during the term of this Lease.
     3. SECURITY DEPOSIT(S):
          (a) At the time of signing of this Lease by Lessee and submission of its offer to lease to Lessor, Lessee shall also tender to Lessor together with said offer the sum of Fourteen Thousand ($14,000) Dollars as and for a Security Deposit, which amount is equal to two (2) months’ Base Rent, the total of which shall be held as a Security Deposit to secure the performance by Lessee of each and every covenant of Lessee set forth under this Lease.
          (b) On lawful termination of this Lease and full payment of all amounts due Lessor from Lessee, together with the performance by Lessee of all Lessee’s covenants and agreements set forth herein unless waived by Lessor in writing, the Security Deposit shall be returned to Lessee from Lessor.
          (c) On termination of this Lease and less than full payment of all amounts due Lessor from Lessee, together with the lack of performance by Lessee of all Lessee’s covenants and agreements set forth herein, the Security Deposit shall be retained by Lessor commensurate with the damages and/or as permitted under statutory and/or common law.
          (d) In addition to the above subparagraph (a) requirement, at the time of signing of this Lease by Lessee and submission of its offer to lease to Lessor, Lessee shall also tender to Lessor together with said offer the additional sum of Ten Thousand Six Hundred Ninety-Nine ($10,699) Dollars as and for an additional Security Deposit, which amount shall be held by Lessor through the sixty-first (61st) month of the Lease Term; at the beginning of the sixty-second (62nd) month, and assuming that Lessee is otherwise at that time in compliance with the Lease, then the Lessor shall return to Lessee this additonal security deposit amount set forth in this subparagraph (d).
     4. LEASE COMMENCEMENT, ABATEMENT PERIOD & INITIAL PAYMENT:
          (a) Upon execution of this Lease by Lessee and tender to Lessor, Lessee shall deliver to Lessor the sum of Seven Thousand ($7,000) Dollars, and on the 1st day of every month thereafter, the sum of $7,000 as and for the ensuing months’ Base Rent (aka the Base Monthly Rent) — subject to rent escalations are hereinafter more fully set forth — and all of which payments shall be increased by the Lessee’s proportionate share of general real estate taxes and common area maintenance.
          (b) The “Lease Commencement Date” shall be deemed to be December 1, 2008.

          (c) The “Possession Date” shall be on or about the Lease Commencement Date, provided however that Lessee acknowledges that two of the four parking spaces included as part of this Lease will not be available until February 1, 2009.
          (d) The “Rent Commencement Date” as to the Base Rent shall be April 1, 2009. [Adjustments as to Base Rent shall occur on April 1st of each calendar year thereafter, commencing as of April 1, 2010.] The “Rent Commencement Date” as to the triple-net pass-thru obligations of Lessee shall be twelve (12) months after the Rent Commencement Date (April 1, 2009).
          (e) Consistent with the above, the twelve (12) month rent “Abatement Period” shall apply to the Lessee’s triple-net pass-thru obligations, and not the Base Rent obligations. [By way of clarification, the instant twelve (12) month rent “Abatement Period” applicable to the Lessee’s triple-net pass-thru obligations shall commence as of April 1, 2009.]
          (f) The above “Base Rent” (aka Base Monthly Rent) was computed by calculating 5,250 square feet * $16.00 per square foot (for Year 1) and then by dividing that annual total ($84,000) by 12 = $7,000.00 per month (for Year 1). Escalations after Year 1 are more fully set forth in Paragraph 20 hereof.
     5. INSURANCE:
          Lessee agrees at his own cost and expense at all times during the term of this Lease to procure and maintain insurance policies, as follows, naming Lessor as an insured party on the leased premises, and the improvements thereon:
          (a) Lessee will purchase, during the term of this lease, business interruption, contents insurance, and comprehensive general liability insurance for bodily injury for limits up to $1,000,000.00 single limit and property damage in the minimum amount of $300,000.00 per occurrence arising out of the ownership, maintenance or use by the Lessee of the premises covered under this Lease agreement.
          (b) Lessee will purchase and maintain during the term of this Lease plate glass insurance.
          (c) Certificates of Insurance for the above mentioned policies shall be delivered to Lessor within fourteen (14) days after commencement date. Each of said policies shall be written with an insurance company reasonably satisfactory to Lessor and shall contain a provision that it may not be canceled without at least thirty (30) days written notice to Lessor. Lessee agrees to comply with any and all recommendations of any insurance company or companies concerning changes in Lessee’s manner of use of the leased premises which will avoid invalidating any policy of insurance carried on any building thereon written by such company or companies.
          (d) For any and all contractors/subcontractors who will be performing work within the leased premises at Lessee’s request a certificate of insurance naming 2150 I Corporation as additional insured needs to be provided at least two (2) business days prior to commencement of any work. The minimum coverage amounts shall be as follows:
          (i) [Intentionally deleted].
          (ii) Commercial General Liability, (including Bodily injury and Property Damage, Completed Operations, Broad Form Property Damage, Contractual Liability for the obligation of the subcontractor/contractor to indemnify contractor under this agreement and per jobsite aggregate endorsement) in the following coverage amounts:

General Aggregate	$2,000,000
Products/Completed Operations	$2,000,000
Personal Injury	$1,000,000
Each Occurrence	$1,000,000
Fire Damage	$50,000
Medical Expense	$5,000
Lessee shall also provide to Lessor copies of the licenses, the purpose and nature of the work to be performed and the contact information of the principal for same (if other than a natural person) or of the person (if an individual) of any and all subcontractors/contractors to be retained, employed or engaged by Lessee to perform or render construction-related work or services in and to the leased Premises.
          (e) With respect to the maintenance of casualty insurance, to restore the Premises in the event of a casualty, Lessor represents that there exists a single insurance policy for the entire building, with respect to which Lessor — as Owner of the Commercial Parcel and Parking Area Parcel — is required to pay its percentage (25%) share, which expense, per the following Section in this Rider, is being passed through to Lessee. [Lessor to facilitate and effectuate an Amendment to the Operating Agreement subsequent to the full execution and mutual delivery of this Lease, which Amendment shall include additional insure and restoration provisons provided by Lessee’s legal counsel prior to the entry into this Lease.]
          (f) With respect to rent abatement, Lessor has disclosed to Lessee that Lessor does not maintain rent insurance. Therefore, Lessee will be required to procure / maintain its own rent insurance and/or, as it deems prudent and necessary, other related coverages (business interruption, loss of profit, etc.) Since Lessee is paying for that insurance, Lessee shall be entitled to rent abatement in any instance where the Premises are rendered untenantable — EXCEPT however in those instances where the Premises were rendered untenantable due to actions, or failure to act, of Lessee (including its agents, employees, invitees, patrons, etc.).
     6. COMMON AREA MAINTENANCE and REAL ESTATE TAXES:
Common Area Maintenance (CAM)
(a) Subject to and except as otherwise set forth in the following subparagraphs of this Paragraph 6, the common area maintenance shall be amortized over a twelve (12) month period and paid by Lessee to Lessor on a monthly basis, based on the percentage of ownership interest (25%) of the leased Premises as situated within the entire building. Notwithstanding the preceding sentence to the contrary, Lessor acknowledges and agrees that Lessee shall not be required to pay common area maintenance for twelve (12) months after the Lease Commencement Date. [Lessor estimates the Lessee’s proportionate share of the CAM is estimated to approximate $1.00 per square foot.]
(i)	By way of clarification, CAM shall include: garbage removal; water; sewer; insurance premiums for the building; snow removal; landscaping services; common area electrical; and common area janitorial.

(ii)	By way of further clarification, CAM shall not include: the cost of any capital improvements to the building or property; repairs, restoration or other work occasioned by fire, windstorm or any other casualty or made necessary due solely to the negligence of Lessor; income and franchise taxes of Lessor;

leasing commissions; expenses for the renovating of space for new tenants; interest or principal payments on any mortgage or other indebtedness of Lessor.

(iii)	In addition to the above, Lessee shall be responsible for the cost for janitorial services as to the Premises. Lessee will be allowed to select the vendor for its janitorial services that are Premises-specific.
General Real Estate Taxes
(b) Subject to and except as otherwise set forth in the following subparagraphs of this Paragraph 6, the annual general real estate taxes shall also be amortized over a twelve (12) month period and paid by Lessee to Lessor on a monthly basis, based on the percentage of ownership interest (25%) of the leased Premises as situated within the entire building — until such time as there is a divided PIN specific to the Commercial Parcel, at which time said divided, Commercial Parcel specific tax bill shall be passed through to Lessee in its entirety. Notwithstanding the preceding sentence to the contrary, Lessor acknowledges and agrees that Lessee shall not be required to pay general real estate taxes for twelve (12) months after the Lease Commencement Date. [Lessor estimates the Lessee’s proportionate share of the general real estate taxes is estimated to approximate $5.00 per square foot.]
(c) Lessee acknowledges and agrees that Lessee shall pay its proportionate (25.00%) share of attorneys’ and/or accountants’ fees (if any) advanced or incurred by Lessor as a result of retaining professional services to effectuate a reduction in the general real estate taxes for the building within which the leased Premises are situated. After there are separate, divided permanent index number(s) (and therefore tax bill(s)) for the Commercial Parcel and the Parking Area Parcel, Lessee shall be permitted to initiate its own real estate tax reduction efforts / protests in the event that Lessor chooses not to do so.
(d) Lessor represents that the permanent index number (PIN) for the Commercial Parcel within which the leased Premises is situated is 14-31-331-015-0000 (undivided).
(e) Lessee further acknowledges and agrees that:
     (i) the Commercial Parcel within which the leased Premise is situated was not submitted to the condominium form of ownership, but rather it co-exists with the condominium regime as a separate and divisible commercial parcel;
     (ii) copies of the recorded legal instruments — an Operating Declaration and a Condominium Declaration, with Plat of Survey attached thereto — were provided to Lessee prior to the execution hereof, and that this Lease shall be deemed to be subject to same;
     (iii) to the extent that the monthly payments made by Lessee to Lessor are insufficient to fully account for Lessee’s responsibility as to the actual tax bills, then Lessee shall then be required to replenish said deficiency within thirty (30) days after the date of notice from Lessor accounting for same and requesting said reimbursement. Conversely, to the extent that the monthly payments made by Lessee to Lessor are more than sufficient to fully account for Lessee’s responsibility as to the actual tax bill(s), then Lessor shall then account for same to Lessee and Lessee shall be entitled to a credit against the next month’s general real estate tax payment(s) due Lessor.

     7. Lessee, at his expense, agrees to install portable fire extinguishers on the Premises as required by the insurance companies or Municipal authorities.
     8. Lessee shall provide its own garbage and refuse containers and shall be solely responsible for the removal of same so as to keep the Premises in a neat, clean and healthful condition. Lessee shall keep Premises at a temperature no lower than 65 degrees.
     9. UTILITIES:
          (a) All utilities (EXCEPT WATER) are to be separately metered, and shall be billed directly to Lessee. Lessee is responsible for its utilities consumption and shall pay for same to the applicable public utility companies. Lessee acknowledges and agrees that Lessee is in complete control of, and is solely responsible for, these expenses.
          (b) WATER is not currently sub-metered to the Premises. (In the event that Lessee elects to sub-meter water to the Premises, Lessee shall be charged with that facilitating same at Lessee’s expense.) As a result, Lessee shall be required to pay is proportionate share (25%) of the water bill — which is not separately metered — as affects the entire building within which the leased Premises is situated.
          (c) As aforesaid, the utilities, other than water, are to be separately metered. The Lessor represents that those meters have been or will be installed by Lessor.
     10. RENTAL PAYMENTS:
          (a) Rental payments shall be made payable to 2150 I Corporation and delivered to 1811 W. North Avenue, Suite 401 B, Chicago, Illinois 60622, on or before the first (1st) calendar day of each and every month throughout the Lease term, and any applicable renewals or extensions thereof.
          (b) Payments received by Lessor later than the fifth (5th ) calendar day of the month shall be assessed a late charge of five percent (5%) of the Base Monthly Rent as additional rent the following month.
          (c) Nowithstanding the above to the contrary, while there is no written notice required or cure period afforded for monetary late payments, by contrast, as to non-monetary defaults, thirty (30) calendar days shall be provided to allow Lessee to cure any non-monetary default — EXCEPT however in those instances where Lessee’s non-monetary default would pose a dangerous and hazardous condition and/or involve a remediation of a more urgent nature.
          (d) In addition to the foregoing late payment penalties, failure by Lessee to pay by the fifteenth (15th) calendar day of the month this late charge with the ensuing month’s rent shall constitute a default of this Lease.
          (e) Failure by Lessee to pay any applicable late charges with the ensuing month’s rent shall also constitute a default of this Lease.
     11. CONDITION OF PREMISES & MAINTENANCE OBLIGATIONS:
          (a) As to the building within which the leased Premises is situated, Lessor shall be responsible and shall pay for repairs and maintenance to the roof, foundation, supporting walls and for such other structural repairs as are necessary to keep the roof, foundation, supporting walls and other structural components of the building in good condition.

          (b) As to the interior of the leased Premises, Lessee shall be responsible and shall pay for all other routine repairs and maintenance deemed to be non-structural, including, but not limited to, the HVAC system, electric and plumbing within the leased Premises.
          (c) Notwithstanding the preceding sentence to the contrary, Lessor represents to Lessee that as of the Possession Date all existing systems (including plumbing, gas, electric and HVAC) will be in good working order.
          (d) Lessor represents that the building itself (within which the leased Premises are situated) is already substantially ADA compliant. As to the leased Premises itself, Lessee shall be responsible to render same substantially ADA compliant.
     12. SIGNAGE: Lessee shall be permitted to install such signage as conforms to City of Chicago ordinances and/or regulations, and provided further that Lessor consents to same, which consent shall not be unreasonably withheld.
     13. All window treatments and signs shall be installed or displayed with Lessor’s consent and pre-approval, which consent and pre-approval Lessor may withhold in its sole and absolute and unfettered discretion, as aforesaid.
     14. The portion of the common areas immediately adjoining the leased Premises shall be kept clean and free from obstruction to Lessor’s satisfaction.
     15. The plumbing facilities shall not be used for any other purpose than is intended and no foreign substances (e.g., sanitary napkins) of any kind thrown therein.
     16. All locks shall be keyed to Lessor’s master key system. Should Lessee change said locks, a duplicate set must be delivered to the Lessor no later than 24 hours thereafter. All building gates (if any) and locks will be kept locked at all times. Notwithstanding the above to the contrary: security needs of the Lessee will not allow the Lessor to have pass keys. [However, Lessee nevertheless agrees to provide access to Lessor for purposes of showing the Premises to prospective new tenants in those circumstances in which Lessee has: (a) vacated/abandoned the Premises; and/or (b) failed to timely exercise its renewal option.
     17. Lessee will not play loud music or make noise that will unreasonably interfere with other tenants or occupants quiet enjoyment.
     18. Lessee shall not, without prior consent of Landlord, sell merchandise from vending machines or allow any coin operated vending or gaming machines.
     19. Lessee will be responsible for any acid marks, graffiti or glass breakage and the removal or replacement thereof, respectively.
     20. RENT:
          In addition to the triple-net payments (general real estate taxes; common area maintenance; insurance) required of Lessee under Paragraph 6 of this Rider, Lessee also covenants and agrees to pay to Lessor fixed rent during the term of this Lease, defined herein as “Base Rent” or “Base Monthly Rent” or “Monthly Rent”, without notice or demand, and without deduction or set-off of any kind, and payable monthly as follows:

BASE MONTHLY RENT			Amount	% Increase
Lease Term:
Possession	12/12008 — 3/31/2009	[Possession period]	- 0 -	-0-
Year 1	4/1/2009-3/31/2010	[Base Rent commencement]	$7,000.00	-0-
Year 2	4/1/2010-3/31/2011	[Triple-Net commencement]	$7,245.00	3.5%
Year 3	4/1/2011-3/31/2012		$7,498.58	3.5%
Year 4	4/1/2012-3/31/2013		$7,761.03	3.5%
Year 5	4/1/2013-3/31/2014		$8,032.66	3.5%
Year 6	4/1/2014-3/31/2015		$8,313.80	3.5%
Year 7	4/1/2015-3/31/2016		$8,604.79	3.5%
Year 8	4/1/2016-3/31/2017		$8,905.95	3.5%
Year 9	4/1/2017-3/31/2018		$9,217.66	3.5%
Year 10	4/1/2018-3/31/2019		$9,540.28	3.5%
[Lessee expressly acknowledges and agrees that Lessee’s obligation to pay monthly rent, including the “Base Rent”, is an independent covenant of this Lease.]
     21. OPTION (AKA RENEWAL) TERM(S):
          (a) Lessee shall have two (2) options to renew (or extend) this Lease for period of five (5) years each, on the same terms and conditions, except Base Rent.
          (b) The renewal period(s) shall commence at the expiration of the initial, fixed Lease Term, and/or, as applicable, the first option period.
          (c) Lessee must give written notice to Lessor of its intent to exercise this option not less than nine (9) months prior to the expiration of the fixed Lease Term, and/or, as applicable, the first option period. The written notice shall be in the form of certified or registered mail, return receipt requested to Lessor with a copy sent in the same manner to Lessor’s legal counsel.
          (d) The Base Monthly Rent for the renewal (option) term(s) shall be determined based on market rent, as follows:
(i)           the Base Rent shall be 100% of the prevailing market rent (“market rent”) for similar type space in comparable buildings within the general area of the Premises for the initial year, to be increased by three & 1/2 (3.5%) percent of the preceding twelve (12) month term for each year thereafter. Lessor shall deliver to Lessee a notice which shall specify the annual market rent and the rent for the initial year and monthly installments thereof within thirty (30) days after Lessee’s notice of election to exercise its option to renew;
(ii)          should Lessee disagree with the market rent so determined by Lessor, Lessee may elect to either: cancel and rescind its renewal election; or demand, at any time within fifteen (15) days of Lessee’s receipt of Lessor’s notice aforesaid, that the determination of market rent shall be submitted to arbitration. Such arbitration shall be conducted in Chicago, Illinois in accordance with the following: each party shall designate in writing, within fifteen (15) days after any such notice, the name of an arbitrator who holds an M.A.I. designation or its equivalent and who is familiar with the Chicago market rentals. Within thirty (30) days after the designations, as aforesaid, the two arbitrators chosen shall each make their decision as to the market rent. Should such arbitrators disagree as to the market rent, but should the highest determination of market rent be within 10% of the lowest determination, the average of the amounts determined by the two arbitrators shall be deemed the market rent;
(iii)          in the event that the two arbitrators are in excess of 10% apart, and in the further event Lessor and Lessee cannot mutually agree as to the market rent within fifteen (15) days after the receipt of the determination by such two arbitrators, the two arbitrators shall appoint a third arbitrator of equal qualification who shall determine market rent within thirty (30) days of appointment. Whereupon the average of the amounts determined by the three arbitrators shall be deemed market rent; and
(iv)        any determination shall be binding upon Lessee and Lessor and shall be enforceable by an court exercising jurisdiction over the parties. The cost of the arbitration, excluding fees of counsel for Lessor and Lessee, shall be divided equally between the parties. In the event the arbitration is not resolved at the end of the term, Lessee shall pay as rent during the renewal term 110% of the Base Rent then being paid by Lessee hereunder. Upon determination of the market rent, the rental paid during the period of dispute shall be retroactively adjusted and appropriate payment made.
     22. BUILD-OUT (IF ANY) & CONDITION:
          (a) Landlord’s (aka Lessor’s) Work: None. Lessor shall deliver the Premises to Lessee as currently configured, in “AS IS” condition. Lessor represents that it is already in substantial compliance with base building laws.
          (b) Tenant’s (aka Lessee’s) Alterations: Lessee shall be permitted to make, at its sole cost and expense, non-structural changes/alterations within the Premises, with Lessor’s consent, which consent shall not be unreasonably withheld, but which consent Lessee acknowledges will first require Lessee to provide Lessor with a full description of any such proposed changes/alterations.
          (c) In the event that Lessee requests Lessor to perform any build-out above and beyond that which is set forth in subparagraph (a) above, same shall only be required of Lessor in the event that Lessor and Lessee separately and mutually agree as to the expense for same, as it is currently contemplated that Lessee will perform its own work, at its own cost, as aforesaid in subparagraph (b) above.

     23. PARKING: The leased Premises shall be deemed to include the Parking Area Parcel, which consists of four (4) indoor parking spaces — provided however that Lessee acknowledges that two of the four parking spaces included as part of this Lease will not be available until February 1, 2009.
     24. FIRST OPPORTUNITY TO PURCHASE: None; not applicable.
     25. RIGHT OF FIRST REFUSAL:
          (a) During the term of this Lease and any Option Term, Lessor grants Lessee the right of first refusal to match any offer acceptable to Lessor for the purchase of all or any portion of the Commercial Parcel (within which the leased Premises is situated). Lessor shall deliver a copy of any such offer (the “Offer”) to Lessee within five (5) business days of Lessor’s receipt of the Offer. Lessee will then have ten (10) calendar days after receipt of a copy of such Offer within which to exercise Lessee’s right of first refusal by notifying Lessor of same in writing within said ten (10) calendar days’ period. If Lessee timely notifies Lessor of its election to exercise this right of first refusal, then Lessee shall be required to go to contract with Lessor, within ten (10) calendar days thereafter, based on the same exact terms and conditions as the Offer presented, save and except only to change the name of the buyer therein and the attorney for the buyer (assuming one is shown in the Offer).
          (b) If Lessee fails to timely notify Lessor of its election to exercise its right of first refusal, then this right of first refusal shall be rendered null and void. Similarly, if Lessee timely notifies Lessor of its election to exercise its right of first refusal, but then fails to timely go to contract, then this right of first refusal shall also be rendered null and void. Moreover, if Lessee timely notifies Lessor of its election to exercise its right of first refusal, and timely goes to contract, but then fails to timely close in accordance with said contract, then this right of first refusal shall also be rendered null and void.
          (c) Lessee acknowledges that, prior to the execution of this Lease and Rider, Lessor advised Lessee that Lessor has already elected to market / offer the commercial space for sale.
     26. TENANT IMPROVEMENT ALLOWANCE: None; not applicable.
     27. LESSEE’S CONTINGENCIES: None; not applicable.
     28. LESSOR’S CONTINGENCY: Lessor’s obligations under this Lease are contingent upon Lessor’s satisfaction, in its sole and absolute discretion, of ascertaining the viability of Lessee’s creditworthiness by and through a credit check of Lessee and/or any of its guarantor(s).
     29. QUIET ENJOYMENT: Provided that the Lessee is otherwise in full compliance with its obligations under the Lease and this Rider thereto, during the Lease term and, if timely exercised, the Option term, the Lessee shall be entitled to peaceably and quietly have, hold, and enjoy the use of the leased Premises, subject only to the provisions of this Lease.
     30. BROKERS/AGENTS/COMMISSIONS: Lessor shall pay a brokerage commission to Studley, Inc., based on: 2.5% of the net aggregate rent for Years 1 through 5; and 2.0% of the net aggregate rent for Years 6 through 10. The total commission payout shall equal $21,960.98, and shall be paid within thrity (30) days of Lease execution.
     31. DISCLOSURE: Lessor has disclosed to Lessee that the principal(s) of Lessor has a familial relationship with the agent(s) for the Lessor’s listing broker’s office (Prime Properties Realty).

     32. LESSEE ENTITY & ASSIGNMENT RIGHTS:
          (a) The Lessor acknowledges and agrees that the Lessee reserves unto itself the right, subsequent to the execution of this Lease, to form a new entity (to be comprised of the same principal(s) who comprise the current Lessor entity or, as applicable, any individual signatory hereto), and to assign its rights and obligations under this Lease to said new entity, without the consent of Lessee, PROVIDED HOWEVER that the individual guarantor(s) hereunder shall continue to guarantee the obligations of Lessee (aka Tenant), regardless of the entity designated as the Lessee (Tenant).
          (b) With respect to any other assignment, Lessee shall have the qualified right to assign its rights and obligations under this Lease to an assignee or sublease the Premises to a sublessee — PROVIDED HOWEVER that Lessor consents to same, which consent shall not be unreasonably withheld, but which consent may be reasonably conditioned (e.g., based on the intended use of the Premises and/or the financial viability of the prospective assignee/sublessee.)
     33. LESSOR ENTITY & ASSIGNMENT RIGHTS:
          (a) The Lessee acknowledges and agrees that the Lessor reserves unto itself the right, subsequent to the execution of this Lease, to form a new entity (to be comprised of the same principal(s) who comprise the current Lessor entity), and to transfer title in the Commercial Parcel to said new entity, and to assign its rights and obligations under this Lease to said new entity, without the consent of Lessee. [If and when these events transpire, Lessor shall notify Lessee in writing of same, at which point Lessee would then be directed to make its rental payments on a go-forward basis to that new entity.]
          (b) With respect to the sale of the Commercial Parcel within which the Premises is situated, Lessor shall have the right to assign its rights and obligations under this Lease to the buyer — PROVIDED HOWEVER that: any such buyer would be required to receive title subject to this Lease; and any such contract shall be subject to Lessee’s right of first refusal hereunder.
          (c) This Paragraph is clarified / revised to accommodate assignments by Lessee to affiliates and to permit transfers by Lessee due to merger.
     34. SNDA: A subordination, non-disturbance and attornment agreement, in form and substance provided by Lessee, and agreed to by Lessor’s existing lender (as to both form and substance) prior to the entry into this Lease, is, or will be, attached hereto and made a part hereof.
     35. SUBROGATION: Lessor and Lessee hereby mutually waive their respective rights of recovery against each other for any loss of, or damage to, either parties’ property to the extent that such loss or damage is insured by an insurance policy required to be in effect at the time of such loss or damage. Each party shall obtain any special endorsements, if required by its insurer whereby the insurer waives its rights of subrogation against the other party. This provision is intended to waive fully, and for the benefit of the parties hereto, any rights and/or claims which might give rise to a right of subrogation in favor of any insurance carrier. The coverage(s) obtained by Lessee pursuant to this Lease shall include, without limitation, a waiver of subrogation endorsement attached to the certificate of insurance.
     36. AMENDMENT TO OPERATING DECLARATION: Lessor acknowledges and agrees that, subsequent to the full execution and mutual delivery of this Lease, it shall facilitate and effectuate an Amendment to the Operating Agreement, which Amendment shall include additional insurance and restoration provisons provided by Lessee’s legal counsel prior to the entry into this Lease, and shall forward to Lessee’s legal counsel a recorded copy thereof after the recordation thereof.]
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[end of text; signatures of the parties below]
     In Witness Whereof, the undersigned Lessee shall be deemed for all intents and purposes to have submitted its Offer to Lease on this 1st day of December, 2008.
LESSEE:

Midwest Bank and Trust Company, an Illinois banking corporation
By:
Bruno P. Costa
Its: Executive Vice President

LESSOR:

2150 I Corporation
an Illinois corporation
By:
Jakub Kosiba
Its: Treasurer